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                              AMENDED AND RESTATED
                    PROMISSORY NOTE SECURED BY DEED OF TRUST

$45,100,000                                                San Diego, California
                                                                  March 31, 1995

     FOR VALUE RECEIVED, the undersigned ATLAS HOTELS, INC., a Delaware corporation ("Borrower"), promises to pay to the order of PRICE ENTERPRISES, INC., a Delaware corporation ("Lender"), at its office at 4649 Morena Boulevard, San Diego, California 92117, or at such other place as the holder hereof may designate, in lawful money of the United States of America, the principal sum of Forty-Five Million One Hundred Thousand Dollars ($45,100,000), or so much thereof as may from time to time be advanced (the "Loan") with interest thereon to be computed on amounts due under the Wells Fargo Note (as defined below) as of March 1, 1995 from March 1, 1995, and on additional amounts otherwise advanced by Lender under this Note from the date of this Note or the date of advances made after the date of this Note, at a rate and payable as set forth below. This Note is issued by Lender in accordance with the terms, conditions, and provisions of that certain Amended and Restated Loan Agreement executed by Borrower and Lender with respect to the Loan, as the same may be amended from time to time (the "Loan Agreement"). Repayment of this Note is secured by the Deed of Trust and certain other documents described in the Loan Agreement executed by Borrower in favor of Lender. Any capitalized terms used in this Note that are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     1.   RATE, CALCULATION, AND PAYMENT OF INTEREST.

          1.1 The principal balance of the Loan outstanding from time to time hereunder shall bear interest at a rate equal to ten percent (10%) Per Annum computed on the basis of a 365-day year on actual days elapsed (the "Loan Rate").

         1.2 Interest in the amount of Two Hundred Eighty- Seven Thousand Two Hundred Eighty Dollars and 82/100 ($287,280.82) accrued from December 1, 1994 to December 31, 1994 under that certain Note dated May 8, 1990 executed by Borrower in favor of Wells Fargo Bank, N.A. ("Wells Fargo Note"), which was assigned to and is now held by Lender, shall be added to the amount of the Deferred Interest (as defined below) and shall be payable in the same manner as such Deferred Interest. Interest accrued on this Note shall be payable monthly in arrears commencing on April 1, 1995, at a rate equal to the six (6) month London Interbank Offered Rate as quoted in the West Coast edition of the WALL STREET JOURNAL on the last Business Day of the immediately preceding calendar month ("LIBOR"), plus two and 50/100 percent (2.50%) Per Annum (the "Index Rate"); provided, however, that notwithstanding the actual Index Rate, until December 1, 1996, the amount of interest to be paid currently by Borrower hereunder shall not exceed eight percent

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(8%) Per Annum.  Notwithstanding the foregoing provisions of Paragraph 1.2, interest payable hereunder shall in no event exceed the Loan Rate.

          1.3 Interest accrued under this Note, including but not limited to interest accrued under Paragraph 1.1 above, but not due and payable under Paragraph 1.2 above ("Deferred Interest"), if any, that is not otherwise paid by Borrower as provided in the Loan Agreement, shall be added to the principal balance of the Loan on each anniversary date of this Note and shall thereafter bear interest as principal and shall be due and payable as provided in Paragraph 2 below; further provided, that interest on Deferred Interest shall similarly be added to the principal balance of the Loan on each anniversary date and shall be payable at the time the Deferred Interest is payable.

          1.4 In the event that LIBOR becomes unavailable during the term of this Note or any portion thereof, Lender may designate a reasonably comparable substitute reference rate for the calculation of interest in place of LIBOR after notice to Borrower.

          1.5 Interest not paid when due hereunder shall thereafter bear interest like principal.

     2. TERM OF NOTE. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon (including Deferred Interest and interest on Deferred Interest) and all other amounts due and unpaid hereunder, shall be due and payable in full on December 1, 1999. Borrower shall make certain additional principal payments during the term of this Note pursuant to the terms of the Loan Agreement.

     3. PREPAYMENT. Borrower may from time to time during the term of this Note, partially or wholly repay the Loan subject to all of the limitations, terms and conditions of this Note and the Loan Agreement without penalty. Any amounts prepaid under this Note shall be applied by Lender in the same manner as other amounts paid under this Note.

     4. LATE PAYMENT. Borrower acknowledges that if any payment required under this Note is not paid when the same becomes due and payable, Lender will incur extra administrative expenses, (i.e., in addition to expenses incident to receipt of timely payment), and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount of the delinquent payment shall be the amount of damages to which Lender is entitled, upon such breach, in compensation therefore. Therefore, Borrower shall, in such event, without further notice, and on or before ten (10) days after the date on

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which such payment became delinquent, pay to Lender as Lender's sole monetary recovery to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of such delinquent payment. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach and the performance of the obligation of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by Lender to forbear in the collection of any delinquent payment, or be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise, or in any manner to limit the remedies of Lender hereunder. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, is without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.

     5. DUE ON SALE. The Deed of Trust contains the following provisions as Section A.18 thereof:

          "A.18 TRANSFER OR ENCUMBRANCE OF THE TRUST
          ESTATE.

          (a) Trustor acknowledges that Beneficiary has examined and relied on the creditworthiness and experience of Trustor in owning and operating properties such as the Trust Estate in agreeing to make the loan secured hereby, and that Beneficiary will continue to rely on Trustor's ownership of the Trust Estate as a means of maintaining the value of the Trust Estate as security for repayment of the Obligations. Trustor acknowledges that Beneficiary has a valid interest in maintaining the value of the Trust Estate so as to ensure that, should Trustor default in the repayment of the Obligations, Beneficiary can recover the Obligations by a sale of the Trust Estate. Trustor shall not, without the prior written consent of Beneficiary, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Estate or any part thereof, or permit the Trust Estate or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred, which consent may be granted or withheld in Beneficiary's sole and absolute discretion.

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          (b)   A sale, conveyance, alienation, mortgage,
          encumbrance, pledge or transfer within the meaning of this Section A.18 shall be deemed to include (i) an installment sales agreement wherein Trustor agrees to sell the Trust Estate or any part thereof for a price to be paid in installments; (ii) an agreement by Trustor leasing all or a substantial part of the Trust Estate for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Trustor's right, title and interest in and to any leases or any rents relating to the Trust Estate; (iii) if Trustor, any guarantor of Trustor ("Guarantor"), or any general partner of Trustor or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders or change in control of such corporation; and (iv) if Trustor, any Guarantor or any general partner of Trustor or any Guarantor is a limited or general partnership or joint venture, the change, removal, resignation or addition of a general partner, managing partner or joint venturer or the transfer of the partnership interest of any general partner, managing partner or joint venturer.

          (c) Beneficiary may predicate its decision to grant or withhold consent hereunder on Beneficiary's satisfaction with factors which may include, but not be limited to, the creditworthiness of the proposed transferee and such proposed transferee's management experience, and upon the execution of an assumption agreement in form and substance acceptable to Beneficiary, the payment of an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note and the payment of all costs and expenses incurred by Beneficiary in connection with the assumption including reasonable attorneys' fees and disbursements. Beneficiary shall not

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          be required to demonstrate any actual impairment of its
          security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Trustor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Estate without Beneficiary's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Estate regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Estate.

          (d) Beneficiary's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Estate shall not be deemed to be a waiver of Beneficiary's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Estate made in contravention of this Section shall be null and void and of no force and effect.

          (e) Trustor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including, without limitation, reasonable attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer."

     6.   DEFAULT.

          6.1 Upon the occurrence of any Event of Default as defined in the Loan Agreement, the Deed of Trust, or any other Loan Document, this Note shall be in default, and the holder of this Note, at holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower.

          6.2 Failure to exercise the foregoing option shall not constitute a waiver of the right to exercise the same at any subsequent time in respect to the same event or any other event. The acceptance by Lender of any payment hereunder which is less

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than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Lender, except as and to the extent otherwise provided by Law.

     7.   MISCELLANEOUS.

          7.1 All payments on this Note are to be made or given to Lender whose address for this purpose is specified in the Loan Agreement, or to such other person or at such other place as Lender from time to time directs by written notice to Borrower. Borrower agrees to pay all reasonable costs and expenses, including reasonable attorneys' fees, expended or incurred by the holder in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

          7.2 Borrower waives any right of offset it now has or may hereafter have against Lender and its successors and assigns, and agrees to make the payments called for hereunder in accordance with the terms hereof. Borrower further waives diligence, demand, presentation, protest, and notice of non-payment, and the pleading of any statute of limitations as a defense under this Note. Lender and all successors thereof shall have all the rights of a holder in due course as provided in the California Uniform Commercial Code and other laws of the State of California.

          7.3 Notwithstanding anything herein to the contrary, all payments made on this Note shall, at the option of Lender, be applied first to the payment of any late charges or costs due hereunder, then to the payment of accrued interest then delinquent or otherwise due hereunder, and after all such charges and interest have been paid, any remainder shall be applied to reduce the principal balance hereof. Borrower waives the right to direct the applications of any amounts paid under this Note.

          7.4 This Note shall not be modified or changed orally, but in each instance, only by an instrument in writing signed by the party against which enforcement of such change, modification or waiver is sought.

          7.5 It is agreed that time is of the essence as to every term, condition, and provision of this Note.

          7.6 Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

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          7.7   This Note shall be construed in accordance with the laws of the
State of California, (excluding conflict of law provisions), except to the extent Lender has greater rights or remedies under Federal law, in which case such choice of California law shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

          7.8 All agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason or advancement of the proceeds hereof, acceleration of maturity of the unpaid balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under the applicable usury laws. If, for any circumstances whatsoever, failure of any provision hereof or any other agreement relating to this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder as of the date such amount is received or deemed to be received by Lender and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

          7.9 Borrower acknowledges and agrees that this Note, the Loan Agreement and all other documents executed in connection with the Loan constitute a complete restatement of and amendment to the Original Loan Documents (as defined in the Loan Agreement) and all of Borrower's obligations and indebtedness thereunder. Upon the execution of this Note and the other Loan Documents, the delivery thereof to Lender, and the satisfaction by Borrower of all other conditions set forth in the Loan Agreement, this Note shall replace the Original Note (as defined in the Loan Agreement) in its entirety.




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          7.10  BORROWER WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR
BY VIRTUE OF THIS NOTE OR ANY OTHER LOAN DOCUMENT AND WAIVES ANY RIGHT TO
REQUIRE LENDER AT ANY TIME TO PURSUE ANY REMEDY IN LENDER'S POWER WHATSOEVER.

     IN WITNESS WHEREOF, this Note is executed by Borrower on the date first-above written.


                                        ATLAS HOTELS, INC.,
                                        a Delaware corporation


                                        By:_____________________________
                                           Its:_________________________


                                        By:_____________________________
                                           Its:_________________________


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